UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 11, 2025

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

300 Lakeside Drive	300 Lakeside Drive
Oakland, California 94612	Oakland, California 94612
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% redeemable	PCG-PI	NYSE American LLC
6.000% Series A Mandatory Convertible Preferred Stock, no par value per share	PCG-PrX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2025, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) approved leadership changes intended to better serve customers and support coworkers. The following changes will occur, effective January 1, 2026.

•	Sumeet Singh, 47, Executive Vice President, Operations and Chief Operating Officer of the Utility, will become Chief Executive Officer, Pacific Gas and Electric Company, and Executive Vice President, Energy Delivery of the Utility. Mr. Singh has served in his current role since March 1, 2023.
•	Marlene Santos, Executive Vice President and Chief Customer and Enterprise Solutions Officer of the Utility, will become Executive Vice President, Enterprise Transformation Office of PG&E Corporation and the Utility.
•	Jason Glickman, Executive Vice President, Engineering, Planning, and Strategy of the Utility, will become Executive Vice President, Strategy and Growth of PG&E Corporation and the Utility.

The description of Mr. Singh’s business experience as required by Item 401(e) of the Securities and Exchange Commission’s Regulation S-K is incorporated by reference from PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2024. There are no arrangements or understandings between Mr. Singh and any other persons pursuant to which he was selected as Chief Executive Officer, Pacific Gas and Electric Company, and Executive Vice President, Energy Delivery of the Utility. Further, there are no family relationships between Mr. Singh and any director or executive officer of PG&E Corporation or the Utility. Mr. Singh has not been party to any reportable transactions with PG&E Corporation or the Utility pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2025, the Board of Directors of the Utility adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective the same day. The amendments effected by the Amended and Restated Bylaws clarify that the Utility may have a President or Chief Executive Officer and remove reference to how the chief executive officer authority may be allocated among certain Executive Vice Presidents of the Utility.

The Amended and Restated Bylaws also incorporate ministerial, clarifying, and conforming changes that are non-substantive in nature. The foregoing description of the amendments effected by the Amended and Restated Bylaws is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

In addition to the leadership changes described above, on December 11, 2025, the Board of Directors of PG&E Corporation also elected Carla Peterman to the role of President, PG&E Corporation, and Executive Vice President, Customer and Corporate Affairs of PG&E Corporation, effective January 1, 2026. Ms. Peterman currently serves as Executive Vice President, Corporate Affairs and Chief Sustainability Officer of PG&E Corporation.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Bylaws of Pacific Gas and Electric Company, Amended and Restated as of December 11, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: December 17, 2025	By:	/s/ JOHN R. SIMON
Name: John R. Simon
Title: Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: December 17, 2025	By:	/s/ BRIAN M. WONG
Name: Brian M. Wong
Title: Vice President, General Counsel and Corporate Secretary